                                                                    EXHIBIT 3.2

                              ARTICLES OF MERGER

                                      OF

                           METEOR INDUSTRIES, INC.,
                           a Colorado corporation,

                                WITH AND INTO

                            AIQ ACQUISITION CORP.,
                           a Minnesota corporation

To the Secretary of State
State of Minnesota:

         THE UNDERSIGNED, Edward J. Names, Chief Executive Officer of Meteor Industries, Inc., a Colorado corporation ("METEOR"), and Edward J. Names, Chief Executive Officer of AIQ Acquisition Corp., a Minnesota corporation ("AIQ"), hereby certify as follows:

         1. Attached as EXHIBIT A hereto is the Agreement and Plan of Merger for the merger of METEOR with and into AIQ, which has been duly adopted by the Board of Directors of METEOR and the Board of Directors of AIQ (these Articles of Merger, together with the attached Agreement and Plan of Merger, shall constitute a single document).

         2. The Agreement and Plan of Merger has been approved by the shareholders of METEOR and the sole shareholder of AIQ pursuant to Chapter 302A of the Minnesota Business Corporations Act.

         3. The merger shall be effective on the filing of these Articles of Merger with the Secretary of State of the State of Minnesota.

         4. Article 1 of the Articles of Incorporation of AIQ shall be amended as follows:

                                  "ARTICLE 1
                                     NAME

         The name of the Corporation is ACTIVE IQ TECHNOLOGIES, INC."

         IN WITNESS WHEREOF, the undersigned, being Chief Executive Officer of METEOR and Chief Executive Officer of AIQ have executed this documents on behalf of the respective corporations this 27th day of April, 2001.


METEOR INDUSTRIES, INC.                      AIQ ACQUISITION CORP.


By:      /s/ Edward J. Names                 By:      /s/ Edward J. Names
   -----------------------------------          --------------------------------
         Edward J. Names                              Edward J. Names
         Chief Executive Officer                      Chief Executive Officer

                                                                    EXHIBIT 3.2

                                  EXHIBIT A

[Omitted]


















                                                       STATE OF MINNESOTA
                                                      DEAPRTMENT OF STATE
                                                             FILED

                                                          APR 30 2001

                                                       /s/ Mary Kiffmeyer
                                                       Secretary of State